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                                                                   Exhibit 8.1

                   [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]

                                  June 25, 1998



(213) 229-7000                                                    C 29003-00721

Fleetwood Enterprises, Inc.
3125 Myers Street
Riverside, California 92503-5527

     Re:   FLEETWOOD CAPITAL TRUST AND 6% CONVERTIBLE SUBORDINATED DEBENTURES

Gentlemen:

     We have acted as counsel to Fleetwood Enterprises, Inc., a Delaware corporation (the "Company"), in connection with the issuance by the Company of 6% Convertible Subordinated Debentures, which mature on February 15, 2028 (the "Convertible Subordinated Debentures"), to Fleetwood Capital Trust, a statutory business trust created under the Delaware Business Trust Act of the State of Delaware (the "Trust"). The terms of the Convertible Subordinated Debentures and a description of the Trust are set forth in the prospectus (the "Prospectus") filed as part of the Registration Statement on Form S-3, Registration No. 333-51873, dated June 25, 1998 (the "Registration Statement"), and the operative documents described therein.

     This opinion is rendered in connection with the filing of the Registration Statement by the Company. This opinion is based on the accuracy of the facts described and the representations made in the Prospectus. Any variation or difference in the facts from those set forth in the Prospectus or the operative documents described therein may affect the conclusions stated herein. This opinion is also based upon the assumptions that (i) the Convertible Subordinated Debentures represent valid and enforceable obligations of the Company, and (ii) the Trust will operate in full compliance with the terms of the Declaration (as defined in the Prospectus) and the Indenture (as defined in the Prospectus).

     We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, of corporate records and other instruments as we have deemed necessary or appropriate for


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Fleetwood Enterprises, Inc.
June 25, 1998
Page 2

purposes of this opinion. We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal, state, local, or territorial laws or the laws of any other jurisdiction.

     Based on the foregoing, we are of the opinion that:

     (1) The Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation;

     (2) The Convertible Subordinated Debentures will constitute indebtedness of the Company for United States federal income tax purposes; and

     (3) The discussion in the Prospectus under the caption "Material Federal Tax Consequences," to the extent it constitutes summaries of legal matters or legal conclusions, is accurate in all material respects.

     Our opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service ("IRS") and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Our opinion is not binding on the IRS and there can be no assurance that the IRS will not challenge the federal income tax characterization of the Convertible Subordinated Debentures. In particular, we note that the IRS recently issued a notice of deficiency to a taxpayer asserting that interest payable on a security similar in character and structure to the Convertible Subordinated Debentures was not deductible for United States federal income tax purposes. The taxpayer has filed a petition in the United States Tax Court challenging the IRS's position taken in the notice of deficiency. (ENRON CORP. V. COMMISSIONER, Tax Ct. Dkt. No. 6149-98.)

     We hereby consent to the use of our name under the caption "Material Federal Tax Consequences" in the Prospectus and to the filing of our opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ GIBSON, DUNN & CRUTCHER LLP

                                       GIBSON, DUNN & CRUTCHER LLP